EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-135557 on Form S-3, and Registration Statement Nos. 333-133094, 333-121278, 333-111523, 333-91146, 333-68590, 333-31190, 333-90029, and 333-70455 on Form S-8 of our report relating to the financial statements of and financial statement schedule of Concur Technologies, Inc. and subsidiaries dated December 14, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on October 1, 2005, as discussed in Note 9 – “Share-Based Compensation”) and of our report related to management’s report on the effectiveness of internal control over financial reporting dated December 14, 2006, (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of Concur Technologies, Inc. and subsidiaries for the year ended September 30, 2006.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

December 14, 2006